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______________________________________________________________________________










               FLOW MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT





                            LEHMAN BROTHERS BANK, FSB
                               (INITIAL PURCHASER)




                               CITIMORTGAGE, INC.
                              (SELLER AND SERVICER)



                            FIXED RATE MORTGAGE LOANS


                      DATED AND EFFECTIVE AS OF MAY 1, 2004









______________________________________________________________________________



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                 MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT


         This is a Mortgage Loan Purchase and Servicing Agreement (the "Agreement"), dated and effective as of May 1, 2004, by and between Lehman Brothers Bank, FSB, (the "Initial Purchaser," and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the "Purchaser"), and CITIMORTGAGE, INC. (the "Seller").

                                   WITNESSETH:

         WHEREAS, Purchaser has agreed to purchase from Seller from time to time, and Seller has agreed to sell to Purchaser from time to time, certain mortgage loans (the "Mortgage Loans") on a non-recourse, servicing retained basis, and which shall be delivered as whole loans on various dates provided herein (each a "Closing Date");

         WHEREAS, Each Mortgage Loan is secured by a mortgage, deed of trust or other instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule; and

         WHEREAS, Purchaser and Seller wish to prescribe the manner of the purchase, conveyance, management, servicing and control of the Mortgage Loans.

         NOW THEREFORE, In consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Seller agree as follows:

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

         SECTION 1.01 DEFINITIONS.

         Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Agency(ies): Fannie Mae and/or Freddie Mac.

         Agency Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to an Agency which sale or transfer is not a Pass-Through Transfer or Whole Loan Transfer.

         Agreement: This Mortgage Loan Purchase and Servicing Agreement, including all exhibits hereto, and all amendments hereof and supplements hereto.

         ALTA: The American Land Title Association or any successor thereto.

         Appraised Value: As to any Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made at the origination of the Mortgage Loan or the sales price of the Mortgaged Property, whichever is less, provided, however, that in the case of a Refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such Refinanced Mortgage Loan.

         Assignment and Conveyance: An Assignment and Conveyance Agreement in the form of Exhibit L hereto dated as of the related Closing Date, by and between the Seller and the Purchaser.


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         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, that when properly completed and recorded, is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to Purchaser.

         BIF: The Bank Insurance Fund, or any successor thereto.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of New York or Missouri are authorized or obligated by law or executive order to be closed.

         Citibank: Citibank (West), FSB and any successors or assigns.

         Closing Date: The date or dates set forth on the related Assignment and Conveyance on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

         Closing Documents: The documents required pursuant to Section 8.01.

         Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

         Custodial Account: The separate account or accounts created and maintained pursuant to Section 10.09.

         Custodial Agreement: That certain Custodial Agreement, dated as of September 1, 1999 by and between the Purchaser and U.S. Bank Trust National Association, as amended.

         Custodian: The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

         Customary Servicing Procedures: With respect to any Mortgage Loan, those procedures (including collection procedures) that Seller customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgage Property is located.

         Cut-off Date: The first day of the month in which the related Closing Date occurs.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with this Agreement.

         Determination Date: The sixteenth (16th) day, or if such sixteenth
(16th) day is not a Business Day, the Business Day immediately preceding such sixteenth (16th) day, of the month of the related Remittance Date.

         Due Date: The day of the month of the related Remittance Date on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         Due Period: With respect to each Remittance Date, the period beginning on the second day of the month preceding the month of the Remittance Date, and ending on the first day of the month in which the Remittance Date occurs.

         Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Seller pursuant to Section 10.16.

         Escrow Account: The separate account or accounts created and maintained pursuant to Section 10.11.

         Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, PMI premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 14.01.

         Fannie Mae: The Federal National Mortgage Association or any successor thereto.

         Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

         FDIC: The Federal Deposit Insurance Corporation or any successor organization.

         Fidelity Bond: A fidelity bond required to be obtained by Seller pursuant to Section 10.16.


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         FICO Score: A statistical credit score obtained by mortgage lenders in connection with the loan application to help assess a borrower's credit worthiness.

         First Remittance Date: June 18, 2004.

         Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto

         Initial Closing Date: May 25, 2004, or other such date as may be mutually agreed to by Seller.

         Initial Purchaser: Lehman Brothers Bank, FSB.

         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

         Liquidating Loan: A Mortgage Loan as to which, prior to the close of business on the Business Day next preceding the Due Date, (a) has become an REO Property or (b) Seller and the Mortgagor have agreed in writing that Seller will accept a deed to the related Mortgaged Property in lieu of foreclosure in whole or partial satisfaction of the Mortgage Loan.

         Liquidation Proceeds: Cash (other than REO Disposition Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

         Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

         MERS(R) System: The electronice system of recording transfers of mortgages maintained by the Mortgage Electronic Registration Systems, Inc. or any successor or assigns thereof.

         Monthly Advance: The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Seller pursuant to Section 11.03 on the Business Day immediately preceding the Remittance Date of the related month.

         Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on, or first priority ownership interest in, an estate in fee simple in real property securing a Mortgage Note, including any rider incorporated by reference therein.

         Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.


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         Mortgage File: The mortgage documents pertaining to a particular
Mortgage Loan which are specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

         Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each mortgage loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule. The term Mortgage Loan includes, without limitation, the contents of the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

         Mortgage Loan Documents: The documents listed in Exhibit H hereto pertaining to any Mortgage Loan.

         Mortgage Loan Package: A pool of Mortgage Loans listed on a Mortgage Loan Schedule and sold to the Purchaser by the Seller on a Closing Date.

         Mortgage Loan Remittance Rate: As to each Mortgage Loan, the annual rate of interest payable to Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

         Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Exhibit F on each Closing Date, such schedule setting forth the information agreed to by the parties hereto.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note, consisting of a single parcel of property considered to be real estate under the law of the state in which it is located improved by a residential dwelling.

         Mortgagor: The obligor on a Mortgage Note.

         Officers' Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President, a Senior Vice President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of Seller, or by other duly authorized officers or agents of Seller and delivered to Purchaser as required by this Agreement.


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         Opinion of Counsel: A written opinion of counsel who may be an employee of CitiMortgage reasonably acceptable to the Purchaser.

         Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Seller as "servicer" (with or without a master servicer) thereunder.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PMI: Private mortgage insurance.

         Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price: The price paid on the Closing Date by Purchaser to Seller in exchange for the Mortgage Loans purchased on the Closing Date as calculated as provided in Section 4.01.


         Purchase Price and Terms Letter: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction contemplated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

         Purchase Price Percentage: As defined in Section 4.01.

         Purchaser: The Initial Purchaser and any subsequent permitted holder or holders of the Mortgage Loans.

         Qualified Depository: A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor's Corporation.

         Qualified Insurer: Any insurer acceptable to Seller and qualified to do business in the state in which any related Mortgaged Property is located.

         Qualified Substitute Mortgage Loan: A mortgage loan substituted by Seller for a Deleted Mortgage Loan which must, on the date of such substitution,
(a) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall will be distributed by Seller to Purchaser in the month of substitution), (b) have a Mortgage Interest Rate equal to the Mortgage Interest Rate of the Deleted Mortgage Loan, (c) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (d) comply as of the date of substitution with each representation and warranty set forth in Section 6.01, and 6.02 and (e) be a REMIC Eligible Mortgage Loan.

         Rating Agency: Any of Fitch, Moody's or Standard & Poor's or their respective successors designed by the Purchaser.

         Reconstitution: A Pass-Through Transfer, a Whole Loan Transfer or an Agency Transfer.

         Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Reconstitution as provided in Article 5.

         Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Reconstitution pursuant to Article 5 hereof.

         Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

         Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Eligible Mortgage Loan: A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

         REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 86OG of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: The eighteenth (18th) day of any month, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following such eighteenth (18th) day beginning with the First Remittance Date.

         REO Account: The account or accounts maintained pursuant to
Section 10.17.

         REO Disposition: The final sale by Seller of a Mortgaged Property acquired by Seller in foreclosure or by deed in lieu of foreclosure.

         REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 10.17.

         REO Property: A Mortgaged Property acquired by Seller through foreclosure or deed in lieu of foreclosure, as described in Section 10.17.

         Repurchase Price: With respect to any Mortgage Loan, a price equal to
(a) the product referenced in the Purchase Price and Terms Letter, plus (b) interest on such Stated Principal Balance at a rate equal to the Mortgage Loan Remittance Rate from the date to which interest has last been paid and distributed to Purchaser to the first day of the month following the month of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase plus (c) any costs and damages incurred by the Purchaser or related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

         SAIF: The Savings Association Insurance Fund, or any successor thereto.

         Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

         Seller: CitiMortgage, Inc., its successors and assigns.

         Servicing Advances: All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by Seller of its servicing obligations, including, but not limited to, the cost of (a) the inspection, preservation, restoration and protection of the Mortgaged Property,
(b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (d) compliance with the obligations under Section 10.13.

         Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee Purchaser shall pay to Seller, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 10.10) of related Monthly Payments collected by Seller, or as otherwise provided under Section 10.10.

         Servicing Fee Rate: With respect to each Mortgage Loan and each Mortgage Loan Package, the Servicing Fee Rate set forth in the related Assignment and Conveyance.

         Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit H the originals of which are delivered to the Custodian pursuant to Section 5.03.

         Servicing Officer: Any officer of the Seller involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the Purchaser upon request, as such list may from time to time be amended.

         Stated Principal Balance: As to each Mortgage Loan, (a) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (b) all amounts previously distributed to Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

         Subservicer: Any mortgage loan servicing institution other than Seller which is responsible for the servicing and administration of any Mortgage Loan or any successor appointed pursuant to any Subservicing Agreement.

         Subservicing Account: As defined in Section 10.06.

         Subservicing Agreement: Each agreement providing for the servicing of any of the Mortgage Loans by a Subservicer.

         Subservicing Fee: As to each Mortgage Loan, the monthly fee payable to the Subservicer, paid by Seller from its Servicing Fee.

         Underwriting Guidelines: The underwriting guidelines of the Seller which are subject to change from time to time.

         Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction.

         SECTION 1.02 GENERAL INTERPRETIVE PRINCIPLES.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (d)      a reference to a Subsection without further reference to a
                  Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean without limitation by reason of enumeration.


                                   ARTICLE II

                              AGREEMENT TO PURCHASE

         SECTION 2.01 AGREEMENT TO PURCHASE.

         The Seller agrees to sell, and the Purchaser agrees to purchase, from time-to-time, on a servicing-retained basis, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

                                   ARTICLE III

                             MORTGAGE LOAN SCHEDULE

         SECTION 3.01 MORTGAGE LOAN SCHEDULE.

         With respect to each Mortgage Loan Package, Seller shall deliver the Mortgage Loan Schedule to Purchaser at least five (5) Business Days prior to the related Closing Date.

                                   ARTICLE IV

                                 PURCHASE PRICE

         SECTION 4.01 PURCHASE PRICE.

         The Purchase Price for the Mortgage Loans in each Mortgage Loan Package shall be the percentage of par as stated in the related Purchase Price and Terms Letter ( the "Purchase Price Percentage") multiplied by the aggregate Stated Principal Balance of the Mortgage Loans, as of the related Cut-off Date. Purchaser will pay to Seller accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at its Mortgage Loan Remittance Rate from the related Cut-off Date up to and including the day preceding the related Closing Date, prorated on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days each.

         Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (a) all scheduled principal due after the Cut-off Date,
(b) all other recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by Seller after the Cut-off Date shall belong to Seller), and (c) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of Purchaser. Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of Purchaser, for remittance by Seller to Purchaser on the first Remittance Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the Cut-off Date shall belong to Purchaser.

                                    ARTICLE V

           CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                     BOOKS AND RECORDS; DELIVERY OF MORTGAGE
                   LOAN DOCUMENTS; TRANSFER OF MORTGAGE LOANS

         SECTION 5.01 CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE
                      FILES.


                  Seller, on the related Closing Date, does hereby sell, transfer, assign, set over and convey to Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package. Pursuant to Section 5.03, the Seller shall deliver the Mortgage Loan Documents for each Mortgage Loan to the Custodian prior to the related Closing Date.

           The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by Seller for the benefit of Purchaser as the owner thereof. The Seller shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. Seller's possession of the portion of each Servicing File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by Seller is in a custodial capacity only. Upon the purchase of the Mortgage Loans, the ownership of each Mortgage Note, Mortgage and each related Mortgage File is vested in Purchaser and the ownership of all records and documents with respect to each related Mortgage Loan prepared by or which come into the possession of Seller shall immediately vest in Purchaser and shall be retained and maintained, in trust, by Seller in such custodial capacity only. The portion of each Mortgage File so retained shall be appropriately marked to clearly reflect the sale of the related Mortgage Loan to Purchaser. Seller shall release from its custody the contents of any Mortgage File only in accordance with written instructions from Purchaser, unless such release is required as incidental to Seller's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 6.03, 6.04 and 12.02.

         SECTION 5.02 BOOKS AND RECORDS.

         From and after the sale of the Mortgage Loans to the Purchaser, all rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with a Mortgage Loan shall be held by Seller in trust for the benefit of Purchaser as the owner of the Mortgage Loans and the Seller shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

         The sale of each Mortgage Loan shall be reflected on Seller's balance sheet and other financial statements as a sale of assets by Seller. Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by Purchaser in Seller's computer system. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations

         The Seller shall maintain with respect to each Mortgage Loan and shall make available for inspection during Seller's normal business hours and upon reasonable notice by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         SECTION 5.03 DELIVERY OF MORTGAGE LOAN DOCUMENTS.

         On or before the date which is agreed upon by the Purchaser and the Seller in the related Purchase Price and Terms Letter, the Seller shall deliver to Purchaser or the Custodian, as directed by Purchaser, the Mortgage Loan Documents as required by Exhibit H hereto for each Mortgage Loan in the Mortgage Loan Package.

         On or prior to the related Closing Date, the Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. Purchaser shall pay all fees and expenses of the Custodian

         Seller shall forward to Purchaser or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution; provided, however, that Seller shall provide Purchaser or its designee, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its submission for recordation. In the event Seller cannot deliver the original of such documents submitted for recording due to a delay by the recording office in the applicable jurisdiction, Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate from Seller confirming that such documents have been accepted for recording. Any such document shall be delivered to Purchaser or its designee promptly upon receipt thereof from the related recording office.

         From time to time Purchaser shall deliver or cause to be delivered to Seller, as soon as practicable following receipt of a written request from Seller and at no expense to Seller, any Mortgage Loan Document needed by Seller in connection with the servicing of a Mortgage Loan. Seller's request for the release of a Mortgage Loan Document shall specify in reasonable detail the reason for Seller's request. During the time that any such Mortgage Loan Document is in the possession of Seller, such possession shall be deemed to be in trust for the benefit of Purchaser and Seller shall promptly return to Purchaser or its designee any Mortgage Loan Document so released when Seller's need for such Mortgage Loan Document no longer exists. Purchaser shall indemnify and hold Seller harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Seller may sustain in connection with any third party claim in any way related to Purchaser's or its designee's failure to release, in a timely manner, the Mortgage Loan Documents requested by Seller. Purchaser shall pay all costs, fees and expenses in connection with the possession of the Mortgage Loan Documents.

         Purchaser shall provide Seller with written notice at least fifteen
(15) days prior to any transfer of the Mortgage Loan Documents.

         SECTION 5.04 TRANSFER OF MORTGAGE LOANS.

         The Initial Purchaser shall have the right, without the consent of Seller, to assign its interest under this Agreement with respect to all or some of the Mortgage Loans, and designate any person to exercise any rights of Purchaser hereunder, and the assignee or designee shall accede to the rights and obligations hereunder of Purchaser with respect to such Mortgage Loans; provided, however, that Seller shall not be required to recognize any assignment to the extent that it would result in Mortgage Loans in a Mortgage Loan Package being serviced for more than four (4) separate Reconstitutions, which will be reconstituted with no more than four (4) separate and distinct investors/master servicers at any point in time hereunder. All references to Purchaser shall be deemed to include its assignee or designee.

         Seller shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, Seller shall note transfers of the Mortgage Loans. No transfer of the Mortgage Loans may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, Seller shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as Purchaser of the Mortgage Loans. Purchaser may, subject to the terms of this Agreement, sell and transfer, in whole or in part, the Mortgage Loans, provided that no such sale and transfer shall be binding upon Seller unless such transferee shall agree in writing in the form of Assignment, Assumption and Recognition Agreement attached hereto as Exhibit G, to be bound by the terms of this Agreement and an executed copy of such Assignment, Assumption and Recognition Agreement shall have been delivered to Seller. Upon receipt thereof, Seller shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder to the extent such obligations relate to Mortgage Loans sold by Purchaser. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective permitted successors, assignees and designees.

         SECTION 5.05 WHOLE LOAN TRANSFERS, AGENCY TRANSFERS OR PASS-THROUGH
                      TRANSFERS.

         Seller and Purchaser agree that with respect to some or all of the Mortgage Loans, upon written notice to Seller at least eleven (11) days prior to the first Due Period of such Whole Loan Transfer, Agency Transfer or Pass Through-Transfer, provided Purchaser provides to Seller all information included on Exhibit K hereto with such notice, Purchaser may effect either one or more Whole Loan Transfers, and/or one or more Pass-Through Transfers.

         (a) Whole Loan Transfers. With respect to each Whole Loan Transfer entered into by Purchaser, Seller agrees:

                  (i) to cooperate reasonably with Purchaser and any prospective purchaser with respect to all reasonable requests; and

                  (ii) to execute or acknowledge, at Purchaser's discretion, an assignment in the form of Exhibit G by Purchaser to a successor purchaser of some or all of the Mortgage Loans, which Mortgage Loans will be assigned subject to the representations and warranties set forth in this Agreement and covenants to service the Mortgage Loans on behalf of the successor purchaser in accordance with the terms and conditions of this Agreement or otherwise.

         (b) Pass Through Transfers and Agency Transfers. Purchaser and Seller agree that in connection with the completion of a Pass-Through Transfer or Agency Transfer, Seller shall:

                  (i) if Seller is required to be a party to any of the Reconstitution Agreements, execute any Reconstitution Agreement required to effectuate the foregoing;

                  (ii) provide, at Purchaser's expense, to any master servicer or trustee, as applicable, and/or Purchaser any and all publicly available information and appropriate verification of information which may be reasonably available to Seller, whether through letters of its auditors or otherwise, as Purchaser, trustee or a master servicer shall reasonably request as to the related Mortgage Loans;

                  (iii) agree to service the Mortgage Loans in accordance with the requirements of this Agreement or in accordance with the requirements of FNMA, or any successor thereto, or FHLMC, or any successor thereto; subject to such waivers, variances, and modifications as may be agreed to between FNMA or FHLMC, as the case may be, the Seller and the master servicer; and

                  (iv) to cooperate fully with the Purchaser, Fannie Mae, Freddie Mac, the trustee or a third party purchaser and any prospective Purchaser, at the Purchaser's expense, with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, Fannie Mae, Freddie Mac, bond insurers, guarantors, and such other parties as the Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information contained in the Mortgage Loan
                           Schedule including any diskette or other related data tapes provided as reasonably requested by such Purchasers;

                  (v) to deliver to the Purchaser and to any Person designated by the Purchaser (a) for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Purchaser,
                           (b) any similar non-public, unaudited financial information (which the Purchaser may, at its option and at its cost, have audited by certified public accountants) and such other information as is reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify, through an indemnification agreement, the Purchaser and its affiliates for material misstatements contained in such information, and if such indemnification from the Seller is provided, the Purchaser shall indemnify the Seller for material misstatements contained in such prospectus or offering material that was not provided by the Seller and (c) such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause (a) above as shall be reasonably requested by the Purchaser; and

                  (vi) provide all other assistance reasonably requested by Purchaser in connection with completion of the Pass Through Transfer.

         (c) With respect to any Pass-Through Transfer or Agency Transfer, Purchaser shall be entitled to include in any disclosure document any unaltered information specifically requested by Purchaser for this purpose and provided by Seller and Seller acknowledges and agrees that the related investors will be permitted to rely on such information. If Purchaser determines that Seller is required to be a party to any reconstitution agreement, Seller shall execute such reconstitution agreement within a reasonable period of time, but in no event shall such time exceed ten (10) Business Days after mutual agreement between Purchaser and Seller as to the terms thereof.

         (d) All of the Mortgage Loans, including those Mortgage Loans that are subject to a Pass-Through Transfer, Agency Transfer or a Whole Loan Transfer, shall continue to be subject to this Agreement, and with respect thereto, this Agreement shall remain in full force and effect. In no event shall a Whole Loan Transfer, Agency Transfer or a Pass-Through Transfer be deemed to relieve the Seller of its obligations as set forth in Article VI hereof nor to increase the Seller's liabilities, duties, obligations, or responsibilities as set forth in this Agreement.

         All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer and any and all Mortgage Loans repurchased by the Purchaser pursuant to Section 5.06 below with respect to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect. All Mortgage Loans not sold or transferred pursuant to an Agency Transfer or Pass-Through Transfer and any Mortgage Loans repurchased by the Purchaser pursuant to Section 6.03 of this Agreement or otherwise directly or indirectly reacquired by the Purchaser or its designee upon termination of an Agency Transfer or Pass-Through Transfer, shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

         If required at any time by the Rating Agencies, Purchaser or successor Purchaser in connection with any Agency Transfer, Pass-Through Transfer or Whole Loan Transfer, the Seller shall deliver such additional documents from its Servicing File within 10 days if provided in an electronic format and within 10 business days for a hard copy, to the Custodian, successor Purchaser or other designee of the Purchaser as the Rating Agencies, Purchaser or successor Purchaser may reasonably require.

         SECTION 5.06 PURCHASER'S REPURCHASE AND INDEMNIFICATION OBLIGATIONS.

         Upon receipt by the Seller of notice from Fannie Mae, Freddie Mac or the trustee of a breach of any Purchaser representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae, Freddie Mac or the trustee, as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer, the Seller shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of Fannie Mae, Freddie Mac, or the trustee related to such deficiencies of the related Mortgage Loans transferred to Fannie Mae, Freddie Mac, or the trustee.

         The Purchaser shall repurchase from the Seller any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer with respect to which the Seller has been required by Fannie Mae, Freddie Mac, or the trustee to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the transfer date to Fannie Mae, Freddie Mac, or the trustee in any Reconstitution Agreement and not due to a breach of the Seller's representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Seller shall equal that repurchase price paid by the Seller to Fannie Mae, Freddie Mac, or the third party purchaser plus all reasonable costs and expenses borne by the Seller in connection with the cure of said breach of a representation or warranty made by the Purchaser and in connection with the repurchase of such Mortgage Loan from Fannie Mae, Freddie Mac, or the trustee, including, but not limited to, reasonable and necessary attorneys' fees.

         At the time of repurchase, the Custodian and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser's instructions and the delivery to the Custodian of any documents held by Fannie Mae, Freddie Mac, or the trustee with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the related Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement. In connection with any such addition, the Seller and the Purchaser shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES FOR BREACH


         SECTION 6.01 REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL
                      MORTGAGE LOANS.

         Seller hereby represents and warrants to Purchaser that, as to each Mortgage Loan, as of the related Closing Date (or such other date as may be specified herein):

         (a) The information set forth on the Mortgage Loan Schedule and the magnetic tape or diskette delivered to Purchaser by Seller is complete, true and correct as of the Cut-off Date;

         (b) The Mortgage Note and the Mortgage have not been assigned or pledged, and Seller has good and marketable title thereto, and Seller is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement;

         (c) The Mortgage is a valid and subsisting first lien on the property therein described, and the Mortgaged Property is free and clear of any and all adverse claims, encumbrances and liens having priority over the first lien of the Mortgage except for (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to Purchaser establishes in Seller a valid and subsisting first lien on the property described therein, and Seller has full right to sell and assign the same to Purchaser;

         (d) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if required by law, or, if necessary, to protect the interest of Purchaser. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the private mortgage guaranty insurer, if any;

         (e) No instrument of release, alteration, modification or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the private mortgage guaranty insurer, if any, and except such Mortgage Loan which contains in the related Mortgage File evidence of a release or waiver or an assumption agreement discharging the original borrower from all of the debt obligations in connection with the related Mortgage Loan and providing for the assumption of all such debt obligations by the party assuming the obligations under the Mortgage Loan and, in each case, terms of which are reflected in the Mortgage Loan Schedule;

         (f) Except as permitted in clause (l) and as to any defaults regarding payment of the Mortgage Note, there are no defaults in complying with the terms of the Mortgage, and, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

         (g) There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

         (h) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the related Mortgage unless such lien is insured under the related title insurance policy;

         (i) All improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property and, to Seller's knowledge, no improvements on adjoining properties encroach upon the Mortgaged Property (other than minor encroachments (i) which do not affect the value of the Mortgage Loan or the Purchaser's interest therein and (ii) to which properties similar to the Mortgaged Property within the same jurisdiction are commonly subject and which do not interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property);

         (j) No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

         (k) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations, federal savings banks or national banks having authorized offices in such state, or (4) not doing business in such state;

         (l) Unless as set forth in the Assignment and Conveyance, no payment required under any Mortgage Loan has been thirty (30) days or more delinquent at any time prior to or on the related Cut-off Date;

         (m) The Mortgage File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency, and each Mortgage Note, Mortgage, and appraisal are on forms acceptable to the applicable federal or state regulatory agency;

         (n) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage have been duly and properly executed by such parties; (o) As of the date of origination of the Mortgage Loans, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws and all applicable predatory and abusive lending laws or unfair and deceptive practices laws applicable to the Mortgage Loan have been complied with; and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

         (p) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing Mortgage Loans and the recording of the Mortgage were paid;

         (q) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the Mortgagee's consolidated interest or by other title evidence. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

         (r) All improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Section
                  10.15 hereof. All individual insurance policies (collectively, the "hazard insurance policy") are the valid and binding obligation of the insurer and contain a standard mortgagee clause insuring Seller, its successors and assigns, as mortgagee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

         (s) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and, to Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration;

         (t) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and no Mortgagor (a) was a debtor in any state or federal bankruptcy or insolvency proceeding or (b) had a foreclosure proceeding commenced against him, in each case, at the time the Mortgage Loan was originated or in the twelve (12) months preceding the related origination date;

         (u) All PMI policies remain in full force and effect with no defaults thereunder. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted, or will result in, the exclusion from, denial of, or defense to coverage under any applicable PMI policy irrespective of the cause of such failure of coverage;

         (v) The Mortgage Note is not secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Section 6.01(c);

         (w) The Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure, subject only to rights of redemption, seizure and other laws that would not materially interfere with the ultimate realization of the benefits of the security;

         (x) No error, omission, misrepresentation, negligence fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor or, to the best of Seller's knowledge, any other party involved in the origination of the Mortgage Loan; including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan; no predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the borrower to repay and the extension of credit which has no apparent benefit to the borrower, were employed in the origination of the Mortgage Loan;

         (y) The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, two-to-four family dwelling, an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the Seller's Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home, a manufactured dwelling, a modular home or rural property. No portion of the Mortgaged Property is used for commercial purposes;

         (z) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due Seller have been capitalized under the Mortgage or the related Mortgage Note;

          (aa) The collection and servicing practices used by Seller with respect to the Mortgage Note and Mortgage have been in all respects legal and customary in the mortgage servicing business. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. With respect to escrow deposits and Escrow Payments, any interest required to be paid pursuant to state and local law has been properly paid and credited;

         (bb) The Mortgage Loan is covered by an ALTA or CLTA mortgage title insurance policy, or such other generally acceptable form of policy or insurance, issued by and the valid and binding obligation of a title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage. Such mortgage title insurance policy insures Seller, its successors and assigns as mortgagee and the assignment to Purchaser of Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer, such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and, to Seller's knowledge, no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

         (cc) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. Except with respect to Mortgage Loans identified on the Mortgage Loan Schedule as balloon payment Mortgage Loans, the Mortgage Note is payable on the first day of each month in Monthly Payments which will fully amortize the Stated Principal Balance of the Mortgage Loan over its remaining term at the Mortgage Interest Rate. The Mortgage Note does not permit negative amortization;

         (dd) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

         (ee) At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority or a Fannie Mae or Freddie Mac approved mortgagee;

         (ff) The Mortgage Loan was underwritten in accordance with the Seller's Underwriting Guidelines in effect at the time the Mortgage Loan was originated;

         (gg) As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (hh) The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

         (ii) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Seller's Underwriting Guidelines with respect to such condominium or planned unit development;

         (jj) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

         (kk) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

         (ll) Unless as set forth in the Assignment and Conveyance, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         (mm) Except with respect to Loans which were originated using an alternative valuation method that is acceptable to Fannie Mae and Freddie Mac, the Servicing File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal of the Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

         (nn) The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act of 2003;

         (oo) The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Seller's knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

         (pp) No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

         (qq) The Mortgagor is a natural person or a trust that is in compliance with Fannie Mae guidelines for such trusts;

         (rr) None of the Mortgage Loans are classified as (i) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (ii) "high cost," "threshold," "predatory" or "covered" loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

         (ss) No Mortgage Loan is a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). No Mortgage Loan which is a "home loan" subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

         (tt)     None of the Mortgage Loans are simple interest Mortgage Loans;

         (uu) No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

         (vv) The Seller has obtained a life of loan, transferable real estate Tax Service Contract on each Mortgage Loan except for a newly originated Mortgage Loan on a Mortgaged Property in California;

         (ww) With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller, and each prepayment is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated;

         (xx) Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS(R) system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

         (yy) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

         (zz) For each Mortgage Loan, the Seller or its designee has accurately and fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis;

         (aaa) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code;

         (bbb) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate to the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

         (ccc) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Seller or, to the best of Seller's knowledge, a third party originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator;

         (ddd) With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Mortgage Loan in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to
                  Section 50(a)(6)(E) of the Texas Constitution;

         (eee) No Mortgage Loan is a "High-Cost Home Loan" as defined in New York Banking Law 6-1;

         (fff) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

         (ggg) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

         (hhh) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

         (iii) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

         (jjj) No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

         (kkk) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

         (lll) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Seller under this Agreement as set forth in Exhibit H attached hereto have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A, except for such documents the originals of which have been delivered to the Custodian; and

         (mmm) The documents, instruments and agreements submitted for loan underwriting were not falsified by the Seller or, by any other party and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. The term of this representation shall expire five (5) years following the related Closing Date.

         SECTION 6.02 REPRESENTATIONS AND WARRANTIES REGARDING SELLER.

         Seller hereby represents and warrants to Purchaser as of the Closing
Date:

         (a) Seller is duly organized, validly existing and in good standing under the laws of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. Seller has all licenses necessary to carry on its business as now being conducted;

         (b) Seller has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Seller, subject to applicable law; and all requisite corporate action has been taken by Seller to make this Agreement valid and binding upon Seller in accordance with its terms;

         (c) No approval of the transactions contemplated by this Agreement from any federal or state regulatory authority having jurisdiction over Seller is required or, if required, such approval has been or will, prior to the related Closing Date, be obtained;

         (d) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller and will not result in the breach of any term or provision of the charter or by-laws of Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject;

         (e) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgage Loans by Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (f) There is no action, suit, proceeding or investigation pending or, to the best knowledge of Seller, threatened against Seller which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would materially impair the ability of Seller to perform under the terms of this Agreement;

         (g) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Seller's creditors;

         (h) The Seller is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

         (i) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

         (j) The Mortgage Loans were selected from among the fixed rate one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Section 6.01 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

         (k) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

         (l) The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

         (m) The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

         (n) There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's most recent financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

         (o) The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

         (p) The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller's Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

         (q) The Seller acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.


         SECTION 6.03 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES.

         It is understood and agreed that the representations and warranties set forth in Sections 6.01 and 6.02 shall survive delivery of the Mortgage Loans to Purchaser and shall inure to the benefit of Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Mortgage File.

         Upon discovery by either Seller or Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of Purchaser (or which materially and adversely affects the interest of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others. Purchaser agrees to give written notice of any such breach, outlining with specificity the section of this Agreement which Purchaser claims has been violated. Within sixty (60) days of the earlier of either discovery by it or notice to it of any such breach, Seller shall use its best efforts to promptly cure such breach in all material respects and, if such breach cannot be cured during such sixty (60) day period, Seller shall, at Purchaser's option and not later than 120 days after its discovery or receipt of notice of such breach, repurchase such Mortgage Loan at the Repurchase Price. In the event of a breach of the representation and warranty set forth in Section 6.01(jj), the Seller will cure (by providing an original Assignment of Mortgage in blank, with original signatures) within three (3) business days of Seller's receipt of notification of such breach or will promptly repurchase such Mortgage Loan at the Repurchase Price.

         In the event that any such breach shall involve any representation or warranty set forth in Section 6.02, and such breach cannot be cured within sixty
(60) days of the earlier of either discovery by or notice to Seller of such breach, all the Mortgage Loans shall, at Purchaser's option, be repurchased by Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Section 6.01 and the Seller discovers or receives notice of such breach within 120 days of the related Closing Date, the Seller may, at its option and assuming that Seller has a Qualified Substitute Mortgage Loan, rather than repurchase any Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided, however, that any such substitution shall be effected not later than 120 days after the related Closing Date. If Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 6.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution).

         As to any Deleted Mortgage Loan for which Seller substitutes a Qualified Substitute Mortgage Loan or Loans, Seller shall effect such substitution by delivering to Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by Section 5.03, with the Mortgage Note endorsed as required by Section 5.03. Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by Seller. For the month of substitution, distributions to Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and Seller shall thereafter be entitled to retain all amounts subsequently received by Seller in respect of such Deleted Mortgage Loan. Seller shall give written notice to Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 6.01 and 6.02.

         For any month in which Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by Seller in the month of substitution pursuant to Section 11.01. Accordingly, on the date of such substitution, Seller will deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

         In addition to such cure, repurchase and substitution obligation, Seller shall indemnify Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of Seller's representations and warranties contained in this Article VI. It is understood and agreed that the obligations of Seller set forth in this
Section 6.03 to cure or repurchase a defective Mortgage Loan and to indemnify Purchaser as provided in this Section 6.03 constitute the sole remedies of Purchaser respecting a breach of the foregoing representations and warranties. The provisions of this Section 6.03 shall survive termination of this Agreement.

         Within five (5) Business Days of the repurchase of a Mortgage Loan or substitution of a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan by Seller, Purchaser agrees to return, such repurchased or Deleted Mortgaged Loan to Seller, together with the related Mortgage File and all the documents included therein.

         SECTION 6.04 FIRST PAYMENT DEFAULT

         With respect to any Mortgage Loan, if the related Mortgagor fails to make the first Monthly Payment due to the Purchaser after the related Closing Date within 30 days of the related Due Date, the Seller shall, upon receipt of notice from the Purchaser, promptly repurchase such Mortgage Loan (a "First Payment Default Mortgage Loan") from the Purchaser. For example, a Mortgage Loan whose first monthly payment due the Purchaser is February 1, 2004 but such monthly payment is not received until after February 29, 2004, such Mortgage Loan is a First Payment Default Mortgage Loan and a Mortgage Loan whose first Monthly Payment due the Purchaser is March 1, 2004, such Mortgage Loan becomes a First Payment Default Mortgage Loan when the monthly payment is received after March 31, 2004.

         SECTION 6.05 REVIEW OF MORTGAGE LOANS.

         For the time period set forth in the related Purchase Price and Terms Letter, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs and other property evaluations on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date, with the results of such BPO or property evaluation reviews to be communicated to the Seller. The Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser's sole determination (i) fails to conform to the Underwriting Guidelines, or (ii) value of the Mortgaged Property pursuant to the property evaluation obtained by the Purchaser is 85% or less than the value as indicated on the appraisal or (iii) the Mortgage Loan is underwritten without verification of the Borrower's income and assets and there is no credit report and credit score (except Mortgage Loans underwritten by an automated underwriting system) or (iv) the Purchaser deems the Mortgage Loan not to be an acceptable credit risk. Prior to the related Closing Date, with respect to any Mortgage Loan that the Purchaser feels should be rejected from this Purchase Transaction in accordance with this Section, the Purchaser agrees to review any rebuttals presented by the Seller. The Seller shall make available all files required by Purchaser in order to complete its review, including capturing all CRA/HMDA required data fields and any additional fields as may be required at the Purchaser's expense. Any review performed by the Purchaser prior to the related Closing Date does not limit the Purchaser's rights or the Seller's obligations under this Section or under the Agreement.

                                   ARTICLE VII

                                     CLOSING

         SECTION 7.01 CLOSING.

         The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. The closing shall, at Purchaser's option, be either by telephone, confirmed by letter or wire as the parties shall agree or conducted in person, at such place as the parties shall agree.

         The closing shall be subject to each of the following conditions:

         (a) All of the representations and warranties of Seller under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement;

         (b) Purchaser and Seller shall have received, or Seller's attorneys shall have received in escrow, all Closing Documents as specified in Section 8.01 of this Agreement, in such forms as are agreed upon and acceptable to Purchaser and Seller, duly executed by all signatories as required pursuant to the respective terms thereof;

         (c) Seller shall have delivered and released to Purchaser or its designee all documents required to be so delivered hereunder; and

         (d) All other terms and conditions of this Agreement shall have been complied with.

         Subject to the foregoing conditions, Purchaser shall pay to Seller on the Closing Date the Purchase Price, plus accrued interest pursuant to Section
4.01 of this Agreement, by wire transfer of immediately available funds to the account designated by Seller.

                                  ARTICLE VIII

                                CLOSING DOCUMENTS

         SECTION 8.01. CLOSING DOCUMENTS.

         The Closing Documents for the Initial Closing shall consist of the following:

(a) an executed copy of this Agreement, including all exhibits, in two (2) counterparts;

(b) a Custodial Account Certification or Custodial Account Letter Agreement, as required under the Agreement;

(c) an Escrow Account Certification or Escrow Account Letter Agreement, as required under the Agreement;

(d) an REO Account Certification or REO Account Letter Agreement, as required under the Agreement; and

(e) an Officer's Certificate in the form of Exhibit I hereto, including all attachments, thereto;

         The Closing Documents for the Initial Closing as well as all other
Closings:

         (a) Assignment and Conveyance Agreement by and between Seller and Purchaser dated as of the related Closing Date;

         (b) the Initial Certification of the Custodian regarding the Mortgage Loans in the related Mortgage Loan Package;

         (c) a Security Release Certification, if applicable, executed by any other Person, as requested by Purchaser, if any of the Mortgage Loans have at any time been subject to a security interest, pledge or hypothecation for the benefit of such person;

         (d) an Assignment and Assumption by Purchaser to Seller of the Purchaser's rights as Servicer under the Custodial Agreement by and between Purchaser and Custodian dated as of September 1, 1999, with respect to the Mortgage Loans in the related Mortgage Loan Package;

         (e)      The Mortgage Loan Schedule, one copy to be attached hereto;
                  and

         (f)      the related Purchase Price and Terms Letter.

                                   ARTICLE IX

                                     COSTS

         SECTION 9.01 COSTS.

         Each party shall bear its own costs and expenses. Purchaser will pay any commissions due its salesmen, the legal fees and expenses of its attorneys and all expenses relating to any review of the Mortgage Loans performed by Purchaser. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including recording fees and Seller's attorneys' fees, shall be paid by Seller.


                                    ARTICLE X

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         SECTION 10.01 SELLER TO ACT AS SERVICER.

         Seller shall service and administer the Mortgage Loans in accordance with this Agreement and Customary Servicing Procedures and shall have full power and authority, acting alone or through Subservicers as provided in Section 10.02, to do or cause to be done any and all things in connection with such servicing and administration which Seller may deem necessary or desirable and consistent with the terms of this Agreement. Seller may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder, and Seller shall diligently pursue all of its rights against such agents or independent contractors.

         Consistent with the terms of this Agreement, Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate or the Monthly Payment amount, defer or forgive the payment of any principal or interest, change the final maturity date, change the outstanding principal amount (except for actual payments of principal), make any future advances or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, Seller in its own name or in the name of a Subservicer is hereby authorized and empowered by Purchaser when Seller believes it appropriate and reasonable in its best judgment, to execute and deliver, on behalf of itself and Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of Purchaser pursuant to the provisions of Section 10.17. Seller shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Purchaser shall furnish to Seller and any Subservicer any powers of attorney and other documents reasonably necessary or appropriate to enable Seller and any Subservicer to carry out their servicing and administrative duties under this Agreement.

         SECTION 10.02 SUBSERVICING AGREEMENTS BETWEEN SELLER AND SUBSERVICERS.

         Seller may enter into Subservicing Agreements with Subservicers provided any Subservicer is a Fannie Mae approved lender or Freddie Mac seller/servicer in good standing for the servicing and administration of the Mortgage Loans. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 10.06. Subject to
Section 16.01, Seller and the Subservicers may make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of Purchaser, without the consent of Purchaser. Any variation from the provisions set forth in
Section 10.06 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to Seller, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.

         As part of its servicing activities hereunder, Seller, for the benefit of Purchaser, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as Seller, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Seller shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due hereunder in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         At the cost and expense of the Seller, without any right of reimbursement from the Custodial Account, the Seller shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the first paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Seller, at the Seller's option, from electing to service the related Mortgage Loans itself. In the event that the Seller's responsibilities and duties under this Agreement are terminated pursuant to Section 13.04, 14.01 or 15.02, and if requested to do so by the Purchaser, the Seller shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Seller shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Seller's own funds without reimbursement from the Purchaser.


         SECTION 10.03 SUCCESSOR SUBSERVICERS.

         Seller shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by Seller without any act or deed on the part of such Subservicer or Seller, and Seller either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under
Section 10.02. If Seller enters into a Subservicing Agreement with a successor Subservicer, Seller shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Subservicer, Seller may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

         SECTION 10.04 LIABILITY OF SELLER.

         Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between Seller and a Subservicer or reference to actions taken through a Subservicer or otherwise, Seller shall remain obligated and liable to Purchaser for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
10.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer for any acts and omissions and to the same extent and under the same terms and conditions as if Seller alone were servicing and administering the Mortgage Loans and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Seller alone and Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay Subservicer's fees and expenses except pursuant to an assumption of Seller's obligations pursuant to Section 16.01. For purposes of this Agreement, Seller shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. Seller shall be entitled to enter into any agreement with a Subservicer for indemnification of Seller by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Seller shall pay all fees and expenses of the Subservicer from its own funds, the Servicing Fee or other amounts permitted to be retained by or reimbursed to Seller hereunder.

         SECTION 10.05 NO CONTRACTUAL RELATIONSHIP BETWEEN SUBSERVICERS AND
                       PURCHASER.

         Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as Seller shall be deemed to be between the Subservicer and Seller alone, and Purchaser shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 16.01.

         SECTION 10.06 SUBSERVICING ACCOUNTS.

         In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be insured by the FDIC to the limits established by such corporation, and shall be segregated on the books of the Subservicer and relate only to the Mortgage Loans subject to this Agreement and other mortgage loans owned or serviced by Seller. All funds deposited in the Subservicing Account shall be held for the benefit of Seller. The Subservicer shall deposit in the Subservicing Account on a daily basis all amounts of the type described in clauses (a) through (f) of Section 10.09, received by the Subservicer with respect to the Mortgage Loans. On the date set forth in the related Subservicing Agreement (the "Subservicer Remittance Date"), the Subservicer will be required to remit all such amounts to Seller, except, if applicable, any Monthly Payment received which constitutes a late recovery with respect to which a Subservicer Advance (as defined below) was previously made; and, if the Subservicing Agreement so provides, the Subservicer will also be required to remit, with respect to each Mortgage Loan for which the Monthly Payment due on the immediately preceding Due Date was delinquent as of the Subservicer Remittance Date, an amount equal to such Monthly Payment net of the related Subservicing Fee (a "Subservicer Advance"). The Subservicer may deduct from each remittance, as provided above, an amount equal to Subservicing Fees to which it is then entitled to the extent not previously paid to or retained by it. Seller is not obligated to require in a Subservicing Agreement that any Subservicer make Subservicer Advances as described above.

         SECTION 10.07 LIQUIDATION OF MORTGAGE LOANS.

         In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, Seller shall take such action as (1) the Seller would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Customary Servicing Procedures, (3) the Seller shall determine prudently to be in the best interest of Purchaser and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, Seller shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Seller shall notify the Purchaser or its designee in writing of the Seller's intention to do so, in accordance with its customary and usual foreclosure procedures. In such connection, Seller shall from its own funds make all necessary and proper Servicing Advances through final disposition but only to the extent that Seller shall determine, in its good faith judgment, that the amount of a proposed Servicing Advance is recoverable. Seller shall be reimbursed for all Servicing Advances in accordance with this Agreement.

         Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Seller has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Seller shall promptly provide the Purchaser with a written report of the environmental inspection.

         After reviewing the environmental inspection report, the Purchaser shall determine how the Seller shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Seller to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Seller shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Seller, the Seller shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 10.08 hereof. In the event the Purchaser directs the Seller not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Seller shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 10.08 hereof.

         SECTION 10.08 COLLECTION OF MORTGAGE LOAN PAYMENTS.

         Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, Seller will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. Further, Seller will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, PMI premiums, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         SECTION 10.09 ESTABLISHMENT OF CUSTODIAL ACCOUNT; DEPOSITS IN CUSTODIAL
                       ACCOUNT.

         Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the "Custodial Account"), in the form of time deposit or demand accounts, which may be interest bearing, titled "[name of Seller] in trust for Purchaser and various Mortgagors - Fixed Rate Mortgage Loans". Such Custodial Account shall be established with Citibank or, at the option of Seller and with the prior consent of Purchaser, a Qualified Depository. In each case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by Seller The creation of any Custodial Account shall be evidenced by (a) a certification in the form of Exhibit B hereto, in the case of an account established with Citibank, or (b) a letter agreement in the form of Exhibit C hereto, in the case of an account held by a depository other than Citibank. The Custodial Account will be established on the Closing Date and funds for the Mortgage Loans will be segregated accordingly into such account. In either case, a copy of such certification or letter agreement shall be furnished to Purchaser within five
(5) Business days after the Closing Date and a copy to any subsequent purchaser upon request.

         Seller shall deposit in the Custodial Account on a daily basis, or as and when received from the Subservicer, and retain therein the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date):

         (a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

         (b) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

         (c)      all Liquidation Proceeds;

         (d) all Insurance Proceeds received by Seller under any title, hazard, private mortgage guaranty or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

         (e) all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures;

         (f) any amount required to be deposited in the Custodial Account pursuant to Sections 11.01, 11.03 and 12.02;

         (g) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 6.03 or 6.04, and all amounts required to be deposited by Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 6.03; and

         (h) with respect to each full or partial Principal Prepayment any amounts to the extent that collections of interest at the Mortgage Loan Remittance Rate are less than one (1) full month's interest at the applicable Mortgage Loan Remittance Rate ("Prepayment Interest Shortfalls"), such Prepayment Interest Shortfalls will be deposited by Seller to the extent of its aggregate Servicing Fee received with respect to the related Due Period.

         The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees need not be deposited by Seller in the Custodial Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of Seller and Seller shall be entitled to retain and withdraw such interest from the Custodial Account.

         SECTION 10.10 WITHDRAWALS FROM THE CUSTODIAL ACCOUNT.

         Seller shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

         (a) to make payments to Purchaser in the amounts and in the manner provided for in Section 11.01;

         (b) to temporarily reimburse itself for advances of Seller funds made pursuant to Section 11.03, Seller's right to permanently reimburse itself pursuant to this subclause (b) being limited to amounts received on the related Mortgage Loan which represent payments of principal and/or interest respecting which any such advance was made;

         (c) to reimburse itself first for all unreimbursed Servicing Advances, second for unreimbursed advances of Seller funds made pursuant to Section 11.03, and third for any unpaid Servicing Fees, Seller's right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, amounts representing proceeds of insurance policies covering the related Mortgaged Property and such other amounts as may be collected by Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, Seller's right thereto shall be prior to the rights of Purchaser unless Seller is required to repurchase a Mortgage Loan pursuant to Section 6.03, in which case Seller's right to such reimbursement shall be subsequent to the payment to Purchaser of the repurchase price pursuant to Section 6.03 and all other amounts required to be paid to Purchaser with respect to such Mortgage Loan;

         (d) to reimburse itself for all unreimbursed Servicing Advances, advances of Seller funds made pursuant to Section 11.03 and unpaid Servicing Fees to the extent that such amounts are nonrecoverable by Seller pursuant to subclause (c) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by Seller pursuant to
                  Section 6.03, and to reimburse itself for such amounts to the extent that such amounts are not recovered from the disposition of REO Property pursuant to Section 10.17 hereof;

         (e) to reimburse itself for subsequent trailing bills related to a previously disposed of REO Property in which distribution of the net cash proceeds has occurred;

         (f) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 13.01;

         (g) to pay to itself any interest earned on funds deposited in the Custodial Account, such withdrawal to be made monthly not later than the Remittance Date;

         (h) to withdraw any amounts inadvertently deposited in the Custodial Account;

         (i) to clear and terminate the Custodial Account upon the termination of this Agreement;

         (j)      to withdraw Service Fees to the extent deposited therein; and

         (k) except with respect to any Mortgage Loan in breach of the representation set forth in Section 6.01 (nn), to reimburse itself for payments remitted or advances made for which there has been a reduction in the amount of interest collectible for such related Prepayment Period as a result of the Servicemembers' Civil Relief Act of 2003.

         On each Remittance Date, Seller shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 11.01(c) and (d), Seller is not obligated to remit on such Remittance Date. Seller may use such withdrawn funds only for the purposes described in this Section 10.10.

         SECTION 10.11 ESTABLISHMENT OF ESCROW ACCOUNT; DEPOSITS IN ESCROW
                       ACCOUNT.

         Seller shall segregate and hold or cause any Subservicer to segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow Account"), in the form of time deposit or demand accounts, which may be interest bearing. The Escrow Account shall be established with Citibank or, at the option of Seller and with the prior written consent of Purchaser, Qualified Depository In each case, the Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by Seller. The creation of any Escrow Account shall be evidenced by (a) a certification in the form of Exhibit D hereto, in the case of an account established with Citibank, or (b) a letter agreement in the form of Exhibit E hereto, in the case of an account held by a depository other than Citibank. The Escrow Account will be established on the Closing Date and funds for the Mortgage Loans will be segregated accordingly into such account. In either case, a copy of such certification or letter agreement shall be furnished to Purchaser within five (5) Business days after the Closing Date and a copy to any subsequent purchaser upon request.

         Seller or the Subservicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (b) all amounts representing Insurance Proceeds or Condemnation Proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property. Seller shall make withdrawals therefrom only in accordance with
Section 10.12 hereof. As part of its servicing duties, Seller or the Subservicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

         SECTION 10.12 WITHDRAWALS FROM ESCROW ACCOUNT.

         Withdrawals from the Escrow Account shall be made by Seller or the Subservicer only (a) to effect timely payments of ground rents, taxes, assessments, water rates, PMI premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse Seller for any Servicing Advance made by Seller pursuant to Section
10.13 hereof with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), such withdrawal to be made monthly not later than the Remittance Date or (h) to clear and terminate the Escrow Account upon the termination of this Agreement.

         SECTION 10.13 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

         With respect to each Mortgage Loan, Seller or the Subservicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property and the status of private mortgage guaranty insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that a Mortgage does not provide for Escrow Payments, Seller shall determine that any such payments are made by the Mortgagor at the time they first become due. Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         SECTION 10.14 TRANSFER OF ACCOUNTS.

         Seller may transfer the Custodial Account or the Escrow Account to a different depository institution. Upon any such transfer, the Seller shall promptly notify the Purchaser and deliver to the Purchaser a Custodial Account Certification or Escrow Account Certification (as applicable) in the form of Exhibit B or Exhibit D to this Agreement. The Seller shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

         SECTION 10.15 MAINTENANCE OF HAZARD INSURANCE.

         Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and
(ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, each as amended. Seller shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount required above. Any amounts collected by Seller under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 10.10. It is understood and agreed that no earthquake or other additional insurance need be required by Seller of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Seller and its successors and/or assigns, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to Seller. Seller shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent.

                  If a Mortgage is secured by a unit in a condominium project, the Seller shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Seller promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

         SECTION 10.16 FIDELITY BOND; ERRORS AND OMISSIONS INSURANCE.

         Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Seller Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to this Agreement, and negligent acts of such Seller Employees. Such fidelity bond shall also protect and insure Seller against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 10.16 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of any Purchaser, the Seller shall cause to be delivered to such Purchaser a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

         SECTION 10.17 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

         In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Purchaser, or in the event Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by Seller, at expense of Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than Purchaser shall acknowledge in writing that such title is being held as nominee for Purchaser or its designee.

         Seller shall manage, conserve, protect and operate each REO Property for Purchaser solely for the purpose of its prompt disposition and sale. Seller shall either itself or through an agent selected by Seller, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Seller shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as Seller deems to be in the best interest of Purchaser.

         With respect to all REO Property, Seller shall hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain with respect to all REO Property an REO Account or Accounts, in the form of a non-interest bearing demand account, titled "[Seller] in trust for Purchaser-Fixed Rate Mortgage Loans as tenants in common" unless an Opinion of Counsel is obtained by Seller to the effect that the classification as a grantor trust for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property are held will not be adversely affected by holding such funds in another manner. Such REO Account shall be established with Seller or, with the prior consent of Purchaser, with a commercial bank, a mutual savings bank or a savings and loan association. The creation of the REO Account shall be evidenced by (a) a certification in the form shown in Exhibit D hereto, in the case of an account established with Citibank, or (b) a letter agreement in the form shown in Exhibit E hereto, in the case of an account held by a depository other than Citibank. In either case, an original of such certification or letter agreement shall be furnished to Purchaser upon request.

         Seller shall cause to be deposited on a daily basis in the REO Account all revenues received with respect to the conservation and disposition of the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 10.15 hereof and the fees of any managing agent acting on behalf of Seller. Seller shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. Seller shall make distributions as required on each Remittance Date to Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

         Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property as soon as practicable but in any event within one (1) year after title has been taken to such REO Property unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Seller determines that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) If a purchase money mortgage is taken in accordance with such sale, such purchase money mortgage shall not be held pursuant to this Agreement. The Seller shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

         The disposition of REO Property shall be carried out by Seller and shall be made at such price, and upon such terms and conditions, as Seller deems to be in the best interests of Purchaser. Upon the request of Purchaser, and at Purchaser's expense, Seller shall cause an appraisal of the REO Property to be performed for Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the REO Account and, as soon as practical thereafter, the expenses of such sale shall be paid, Seller shall reimburse itself for any and all related unreimbursed Servicing Advances, unpaid Servicing Fees, any and all unreimbursed advances made and any appraisal performed and the net cash proceeds of such sale remaining in the REO Account shall be distributed to Purchaser.

         Upon request, with respect to any REO Property, Seller shall furnish to Purchaser a statement covering Seller's efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement). That statement shall be accompanied by such other information as Purchaser shall reasonably request.

         SECTION 10.16 REAL ESTATE OWNED REPORTS.

         Together with the statement furnished pursuant to Section 10.17, the Seller shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Seller's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

         SECTION 10.17 LIQUIDATION REPORTS.

         Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

         SECTION 10.18 REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED
                       PROPERTY.

         Following the foreclosure sale or abandonment of any Mortgaged Property, the Seller shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Seller shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

         SECTION 10.19 INSPECTIONS.

         If any Mortgage Loan is more than 60 days delinquent, the Seller shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Fannie Mae or Customary Servicing Procedures or as may be required by the PMI insurer. The Seller shall produce a report of each such inspection upon written request by the Purchaser.

         SECTION 10.20 MAINTENANCE OF PMI POLICY; CLAIMS.

         With respect to each Mortgage Loan with an LTV of greater than 80% at the time of origination, the Seller shall, without any cost to the Purchaser, maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan over 78% of value until terminated pursuant to the Homeowners Protection Act of 1998, 12 UCS ss.4901, et seq. In the event that such PMI Policy shall be terminated other than as required by law, the Seller shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Seller shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Seller shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Seller determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Seller shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Seller would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 12.01, the Seller shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement PMI Policy as provided above.

         In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 10.11, any amounts collected by the Seller under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 10.10.

         SECTION 10.21 CREDIT REPORTING.

                  The Seller shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Seller on a monthly basis.

                                   ARTICLE XI

                              PAYMENTS TO PURCHASER

         SECTION 11.01 DISTRIBUTIONS.

         On each Remittance Date, Seller shall remit by wire transfer of immediately available funds to the account designated in writing by Purchaser of record on the preceding Record Date (a) all amounts deposited in the Custodial Account as of the close of business on the preceding Determination Date (net of all amounts withdrawable therefrom pursuant to Section 10.10), plus (b) all amounts, if any, which Seller is obligated to distribute pursuant to Section 11.03, minus (c) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period, minus (d) any amounts attributable to Principal Prepayments received after the last day of the calendar month preceding the month of the Remittance Date, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayments in accordance with Section 10.09(h).

         With respect to any remittance received by Purchaser after the Business Day on which such payment was due, Seller shall pay to Purchaser interest on any such late payment at a rate equal to the one day libor rate divided by 365, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by Seller to Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. The payment by Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by Seller.

         To the extent that the amount of a remittance or distribution to Purchaser made hereunder is in greater than the amount thereof properly to be remitted pursuant to the terms of this Agreement, Seller will give prompt written notice thereof to Purchaser after Seller's discovery thereof, including the amount of such remittance or distribution that was paid in error. If Purchaser is in agreement with the amount of this over remittance, if, by the Remittance Date immediately following such notice, Purchaser has not reimbursed the Custodial Account or Seller, as applicable, for the amount of such erroneous remittance or distribution (without any liability on the part of Purchaser for interest thereon), Seller shall be entitled to withhold such amount from the remittance to be made on such Remittance Date.

         SECTION 11.02 STATEMENTS TO PURCHASER.

          On or before the fifth (5th) Business Day of each month, the Servicer shall provide the Owner an electronically transmitted file containing the data set forth in Exhibit J or such data as may be mutually agreed to by Seller and Purchaser.

         In addition, within a reasonable period of time after the end of each calendar year, Seller will furnish a report to each Person that was a Purchaser at any time during such calendar year. Such report shall state the aggregate of amounts (a) remitted on each Remittance Date which is allocable to principal and allocable to interest and (b) of servicing compensation received by Seller as servicer on each Remittance Date for such calendar year or, in the event such Person was a Purchaser of record during only a portion of such calendar year, for the applicable portion of such year. Such obligation of Seller shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by Seller pursuant to any requirements of the Internal Revenue Code of 1986 as from time to time in force.

         Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, Seller shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         SECTION 11.03 ADVANCES BY SELLER.

         On the Business Day immediately preceding each Remittance Date, Seller shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. This deposit may be offset by any funds held for a future distribution not due on the current Remittance Date. Seller's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan, provided, however, that such obligation shall cease if (a) there has been a final disposition of the Mortgage Loan or (b) if Seller, in its good faith judgment, determines that such advances would not be recoverable.pursuant to Section 10.10(d). The determination by Seller that an advance, if made, would be nonrecoverable, shall be evidenced by an Officer's Certificate of Seller, delivered to Purchaser, which details the reasons for such determination and contains an appraisal of the value of the Mortgaged Property.

                                   ARTICLE XII

                           GENERAL SERVICING PROCEDURE

         SECTION 12.01 ASSUMPTION AGREEMENTS.

         Seller will use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note to the extent permitted by law, provided that Seller shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, Seller will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, Seller will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related private mortgage guaranty policy, if any. If Seller reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, Seller may enter into an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. In connection with any such assumption, the outstanding principal amount, the Monthly Payment and the Mortgage Interest Rate of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased. If an assumption is allowed pursuant to this Section 12.01, Seller with the prior consent of the private mortgage guaranty insurer, if any, is authorized to enter into a substitution of liability agreement with Purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and Purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Any fee collected by Seller for entering into any such assumption agreement will be retained by Seller as additional servicing compensation.

         In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of prudent mortgage lenders mortgage loans similar to the Mortgage Loans in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, Mortgage Loan Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed.

         SECTION 12.02 SATISFACTION OF MORTGAGES AND RELEASE OF MORTGAGE FILES.

         Upon the payment in full of any Mortgage Loan, or the receipt by Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, Seller or the Subservicer will obtain the portion of the Mortgage File that is in the possession of the Custodian, prepare and process any required satisfaction or release of the Mortgage and notify Purchaser as provided in Section 11.02. Purchaser shall indemnify Seller for any out-of-pocket expenses that the Seller may sustain from the Custodian's failure to deliver such Mortgage File in a timely manner.

         In the event Seller grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should Seller otherwise prejudice any right Purchaser may have under the mortgage instruments, Seller, upon written demand of Purchaser, shall remit to Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. Seller shall maintain the Fidelity Bond and errors and omissions insurance as provided for in Section 10.16 insuring Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         SECTION 12.03 SERVICING COMPENSATION.

         As compensation for its services hereunder, Seller shall be entitled to retain from interest payments on the Mortgage Loans the Servicing Fee. Additional servicing compensation in the form of assumption fees and late payment charges shall be retained by Seller or any related Subservicer to the extent not required to be deposited in the Custodial Account. Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

         SECTION 12.04 ANNUAL STATEMENT AS TO COMPLIANCE.

         Seller will deliver to Purchaser, on or before March 10 of each year beginning March 2005, an Officers' Certificate stating that (a) a review of the activities of Seller during the preceding calendar year and its performance under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, Seller has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by Seller to cure such default.

         SECTION 12.05 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

         On or before March 10 of each year beginning March 2005, Seller at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to Purchaser to the effect that such firm has examined certain documents and records, relating to the servicing of mortgage loans during the immediately preceding fiscal year of Seller and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Single Audit Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

         SECTION 12.06 PURCHASER'S RIGHT TO EXAMINE SELLER RECORDS.

         Purchaser shall have the right, at all reasonable times upon reasonable notice and as often as reasonably required, to examine and audit any and all of the books, records or other information of Seller whether held by Seller or by another on behalf of Seller, which are relevant to the performance or observance by Seller of the terms, covenants or conditions of this Agreement.

         SECTION 12.07 SELLER SHALL PROVIDE ACCESS/INFORMATION AS REASONABLY
                       REQUIRED.

         Seller shall provide to Purchaser access to any documentation regarding the Mortgage Loans which may be required by applicable regulations (the "Regulations"). Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of Seller.

         In addition, Seller shall furnish upon request by Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and the Regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions Purchaser may require. Seller agrees to execute and deliver all such instruments and take all such action as Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

         SECTION 12.08 FINANCIAL STATEMENTS; SERVICING FACILITY.

         The Seller also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Seller or the financial statements of the Seller, and to permit any prospective Purchaser to inspect the Seller's servicing facilities for the purpose of satisfying such prospective Purchaser that the Seller has the ability to service the Mortgage Loans as provided in this Agreement.

         SECTION 12.09 COMPLIANCE WITH SAFEGUARDING CUSTOMER INFORMATION
                       REQUIREMENTS.

         The Seller has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the "Guidelines"). The Seller shall promptly provide Purchaser with information regarding such security measures upon the reasonable request of Purchaser which information shall include, but not be limited to, any SAS 70 report covering the Seller's operations, and any other audit reports, summaries of test results or equivalent measures taken by the Seller with respect to its security measures.

         SECTION 12.10 APPOINTMENT AND DESIGNATION OF MASTER SERVICER.

         The Purchaser hereby appoints and designates Aurora Loan Services, Inc. as its master servicer (the "Master Servicer") for the Mortgage Loans subject to this Agreement. The Seller is hereby authorized and instructed to take any and all instructions with respect to servicing the Mortgage Loans hereunder as if the Master Servicer were the Purchaser hereunder. The authorization and instruction set forth herein shall remain in effect until such time as the Seller shall receive written instruction from the Purchaser that such authorization and instruction is terminated.

         SECTION 12.11 COMPLIANCE WITH REMIC PROVISIONS.

         If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Seller shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or
(ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Seller has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                  ARTICLE XIII

                                     SELLER

         SECTION 13.01 INDEMNIFICATION; THIRD PARTY CLAIMS.

         In addition to the indemnification provided in Section 6.03, Seller shall indemnify and hold harmless Purchaser against any and all claims, losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Purchaser may sustain in any way related to (a) the failure of Seller to perform its duties, obligations, covenants and agreements and service the Mortgage Loans in strict compliance with the terms of this Agreement or Reconstitution Agreement entered into pursuant to Section 5.05, and/or (b) comply with applicable law. Seller shall immediately notify Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, and Seller shall assume (with the consent of Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against Seller or Purchaser in respect of such claim. Seller shall provide Purchaser with a written report of all expenses and advances incurred by Seller pursuant to this Section 13.01 and Purchaser shall promptly reimburse Seller for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to Seller's indemnification pursuant to Section 6.03, or the failure of the Seller to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement, and/or (b) comply with applicable law. Notwithstanding anything to the contrary in this Agreement, in the event that Purchaser or its designee becomes record owner of any Mortgaged Property, Seller shall not be deemed to have failed to perform its obligations hereunder where it fails to act in response to any notice delivered to the record holder of the Mortgaged Property if (i) statutory notice was not delivered to Seller, (ii) Seller had no actual knowledge of the situation surrounding such notice and (iii) Seller's inaction was due entirely to Seller's lack of receipt of such notice.

         SECTION 13.02 MERGER OR CONSOLIDATION OF SELLER.

         Seller will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller shall be a party, or any Person succeeding to substantially all of the business of Seller (whether or not related to loan servicing), shall be the successor of Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000 and (ii) is a Fannie Mae/Freddie Mac-approved Seller in good standing.

         SECTION 13.03 LIMITATION ON LIABILITY OF SELLER AND OTHERS.

         Seller and any director, officer, employee or agent of Seller may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. Subject to the terms of Section 13.01, Seller shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to Seller's duty to service the Mortgage Loans in accordance with this Agreement.

         SECTION 13.04 SELLER NOT TO RESIGN.

         Seller shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of Seller and Purchaser or upon the determination that Seller's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Seller. Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Seller's responsibilities and obligations hereunder in the manner provided in Section 16.01.

         The Seller acknowledges that the Purchaser has acted in reliance upon the Seller's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Seller shall have the right to assign its rights under this Agreement to Citigroup, Inc. or any subsidiary of Citigroup, Inc.

                                   ARTICLE XIV

                                     DEFAULT

         SECTION 14.01 EVENTS OF DEFAULT.

         In case one or more of the following Events of Default by Seller shall occur and be continuing, that is to say:

         (a) any failure by Seller to remit to Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Seller by Purchaser; or

         (b) failure by Seller to duly observe or perform, in any material respect, any other covenants, obligations or agreements of Seller as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Seller by Purchaser; or

         (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Seller and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

         (d) Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Seller or relating to all or substantially all of Seller's property; or

         (e) Seller shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (f) Seller attempts to assign this Agreement except in compliance with the terms of this Agreement; or

         (g) failure by Seller to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located which materially and adversely affects the servicing of the Mortgage Loans or the enforceability or lien priority of the related Mortgage Loan; or

         (h) failure by the Seller to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

         (i) the Seller ceases to meet the qualifications of a Fannie Mae/Freddie Mac servicer; or

         (j) after a Reconstitution in a Pass-Through Transfer, any of the Rating Agencies reduces or withdraws the rating of any of the certificates issued by a securitization trust that owns the Mortgage Loans due to a reason attributable to the Seller; or

         (k) the Seller attempts to assign its right to servicing compensation (except any assignments of servicing revenue by Seller to an affiliate of Seller) hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 13.04.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, Purchaser, by notice in writing to Seller, may, in addition to whatever rights Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On and after the receipt by Seller of such written notice all authority and power of Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 16.01. Upon written request from Purchaser, Seller shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor's possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at Seller's sole expense. Seller agrees to cooperate with Purchaser and such successor in effecting the termination of Seller's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         SECTION 14.02 WAIVER OF DEFAULTS.

         Purchaser may waive only by written notice any default by Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived in writing.

                                   ARTICLE XV

                                  TERMINATION

         SECTION 15.01 TERMINATION.

         This Agreement shall terminate upon either: (a) the later of the distribution to Purchaser of final payment or liquidation with respect to the last Mortgage Loan (or advances of same by Seller), or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder; (b) mutual consent of Seller and Purchaser in writing; or (c) the repurchase by Seller of all Mortgage Loans and all REO Property which has not been sold at a price equal to the 100% of the outstanding principal balance of each Mortgage Loan on the day of repurchase plus accrued interest thereon at a rate equal to the Mortgage Loan Remittance Rate to the date of repurchase plus the appraised value of any such REO Property, such appraisal to be conducted by an appraiser mutually agreed upon by Seller and Purchaser.

         SECTION 15.02 TERMINATION WITHOUT CAUSE.

         The Purchaser may terminate, at its sole option, any rights the Seller may have hereunder, without cause as provided in this Section 15.02. Any such notice of termination shall be in writing and delivered to the Seller by registered mail as provided in Section 16.06.

          In the event the Purchaser terminates the Seller without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Seller a Termination Fee in an amount equal to a multiple of ten times the related servicing fee for each Mortgage Loan Package of the terminated Mortgage Loans as of the date of such termination or a mutually agreed upon price by the Seller and Purchaser.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

         SECTION 16.01 SUCCESSOR TO SELLER.

         Prior to termination of Seller's responsibilities and duties under this Agreement pursuant to Sections 13.04, 14.01 or 15.01(b), Purchaser shall (a) succeed to and assume all of Seller's responsibilities, rights, duties and obligations under this Agreement and the Subservicing Agreements, or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of Seller under this Agreement and the Subservicing Agreements prior to the termination of Seller's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted Seller under this Agreement without the consent of Purchaser. In the event that Seller's duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Sections, Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve Seller of the representations and warranties made pursuant to Sections 6.01 and 6.02 and the remedies available to Purchaser under
Section 6.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02, 6.03 and 6.04 shall be applicable to Seller notwithstanding any such sale, assignment, resignation or termination of Seller, or the termination of this Agreement.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to Seller and to Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of Seller, with like effect as if originally named as a party to this Agreement. Any termination or resignation of Seller or this Agreement pursuant to Section 13.04, 14.01 or
15.01 shall not affect any claims that Purchaser may have against Seller arising prior to any such termination or resignation.

         Seller shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and Seller shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of Seller.

         Upon a successor's acceptance of appointment as such, Seller shall notify by mail Purchaser of such appointment.

         SECTION 16.02 AMENDMENT.

         This Agreement may be amended from time to time by Seller and Purchaser by written agreement signed by Seller and Purchaser; provided that if any of the rights, duties or obligations of Seller as such would be affected by such amendatory agreement, such agreement must also be consented to by Seller.

         SECTION 16.03 RECORDATION OF AGREEMENT.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Purchaser's expense upon direction of Purchaser, but only when such direction is accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

         SECTION 16.04 DURATION OF AGREEMENT.

         This Agreement shall continue in existence and effect until terminated as herein provided.

         SECTION 16.05 GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 16.06 NOTICES.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of Seller, CitiMortgage, Inc. 1000 Technology Drive, MS 74, O'Fallon, Missouri 63304, Attention: Capital Markets, with a copy to Investor Reporting Department, MS 314 or such other address as may hereafter be furnished to Purchaser in writing by Seller and (b) in the case of Purchaser, Lehman Brothers Bank, FSB, 745 7th Avenue, 5th Floor, New York, NY 10019, Attention: Contract Finance or such other address as may hereafter be furnished to Seller in writing by Purchaser.

         SECTION 16.07 SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such inability.

         SECTION 16.08 NO PARTNERSHIP.

         Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of Seller shall be rendered as an independent contractor and not as agent for Purchaser.

         SECTION 16.09 EXECUTION; SUCCESSORS AND ASSIGNS.

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 13.04, this Agreement shall inure to the benefit of and be binding upon Seller, Seller and Purchaser and their respective successors and assigns.

         SECTION 16.10 FURTHER ASSURANCES.

         Seller understands that Purchaser may resell the Mortgage Loans as whole loans or as part of a securitization in which a third party may act as master servicer. In the event that as part of such sale or securitization, additional information regarding the Mortgage Loans or modification of the reporting requirements may be requested, Seller agrees to review such requests by Purchaser's transferee or master servicer only if, in Seller's judgment, fulfilling such requests would require no material modifications to Seller's servicing processes or systems and any and all costs to provide such reports and information shall be borne by Purchaser.

         SECTION 16.11 NO PERSONAL SOLICITATION.

         From and after the related Closing Date, the Seller hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Seller's behalf, to personally, by telephone or mail, target solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan. It is understood and agreed that promotions undertaken by the Seller or any of its affiliates which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 16.11.

         IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.



                                            CITIMORTGAGE, INC.

                                            By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________





                                            LEHMAN BROTHERS BANK, FSB

                                            By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________

                                    EXHIBIT A

                           CONTENTS OF MORTGAGE FILES

         With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, all of which shall be available for inspection by
Purchaser:

1.       Mortgage Loan Documents.

2. Copy of survey of the Mortgaged Property (if the title insurance policy contains a survey exception).

3. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, e.g., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

4. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

5.       Residential loan application.

6. Verification of acceptable evidence of source and amount of downpayment, if applicable.

7.       Verification of employment and income.

8.       Credit report on the Mortgagor.

9.       Residential appraisal report.

10.      Photograph of the property.

11. Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, correspondence, current and historical computerized data files, underwriting standards used for origination and all other papers and records developed or originated by Seller or others, required to document the Mortgage Loan or to service the Mortgage Loan.

12. Original of the related primary mortgage guaranty insurance policy, if any, or a copy thereof.

13. The original or copy thereof hazard insurance policy and, if required by law, flood insurance policy.

14.      All required disclosure statements.

15.      Sales contract, if applicable.

                  Upon request from the Purchaser, in the event an Officer's Certificate of the Seller is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Custodian, within 180 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document,
(ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Seller shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT B

                         CUSTODIAL ACCOUNT CERTIFICATION


                                           ________ __, 2004



         Citibank (West), FSB hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 10.09 of Mortgage Loan Purchase and Servicing Agreement, dated as of ___________ 1, 2004, Fixed Rate Mortgage Loans.


Title of Account:            "CitiMortgage, Inc. in trust for Purchaser and
                             various Mortgagors - Fixed Rate Mortgages Loans"


Account Number:              __________________________


Address of office or
branch of Citibank
(West), FSB
at which Account is
maintained:                  __________________________

                             __________________________



                                            Citibank (West), FSB



                                            By_________________________

                                    EXHIBIT C

                       CUSTODIAL ACCOUNT LETTER AGREEMENT


                                                   __________ __, 2004



To:   _____________________________________
      _____________________________________
      _____________________________________
      (the "Depository")

         As "Seller" under Mortgage Loan Purchase and Servicing Agreement, dated as of ___________ 1, 2004, Fixed Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 10.09 of the Agreement, to be designated as "[Seller], in trust for Purchaser and various Mortgagors - Fixed Rate Mortgage Loans". All deposits in the account shall be subject to withdrawal therefrom by order signed by Seller. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                             CitiMortgage, Inc.



                                             By__________________________

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number ___________________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF")


                                             ___________________________
                                             (Name of Depository)



                                             By_________________________

                                    EXHIBIT D

                          ESCROW ACCOUNT CERTIFICATION


                                                         (date)



         Citibank (West), FSB hereby certifies that it has established the non-interest bearing account described below as an Escrow Account pursuant to
Section 10.11 of Mortgage Loan Purchase and Servicing Agreement, dated as of ___________ 1, 2004, Fixed Rate Mortgage Loans.



Title of Account:            "CitiMortgage, Inc. in trust for Purchaser - Fixed
                             Rate Mortgage Loans, as tenants in common"


Account Number:              __________________________


Address of office or
branch of Citibank
(West), FSB
at which Account is
maintained:                  __________________________

                             __________________________


                                             Citibank (West), FSB



                                             By__________________________

                                    EXHIBIT E

                         ESCROW ACCOUNT LETTER AGREEMENT


                                     (date)



To:  _____________________________________
     _____________________________________
     _____________________________________
     (the "Depository")

         As "Seller" under Mortgage Loan Purchase and Servicing Agreement, dated as of ___________ 1, 2004, Fixed Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish a non-interest bearing account, as an Escrow Account pursuant to Section 10.11 of the Agreement, to be designated as "[Seller], in trust for Purchaser - Fixed Rate Mortgage Loans, as tenants in common." All deposits in the account shall be subject to withdrawal therefrom by order signed by Seller. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                             CitiMortgage, Inc.



                                             By__________________________

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number ___________________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                              _____________________________
                                              (name of Depository)



                                              By___________________________

                               E X H I B I T   F

                             MORTGAGE LOAN SCHEDULE


1)       the Seller's Mortgage Loan identifying number;

2)       the Mortgagor's and Co-Mortgagor's (if applicable) names;

3) the street address of the Mortgaged Property, including the city, state, zip code, county;

4)       lot number, block number and section number; if available;

5) a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a manufactured home, a PUD, a townhouse, a unit in a condominium project, a co-operative, a mixed-use property, land, or a non-residential property;

6) a code indicating the loan is a fixed rate or adjustable rate Mortgage Loan (to be provided in accordance with Standard and Poor's loan type requirements-Field 14 if the Mortgage Loans are non conforming);

7) Product Description (to be provided in accordance with Standard and Poor's description categories-Field 7 in the Mortgage Loans are non conforming);

8)       a code indicating the lien status of the Mortgage Loan;

9) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

10)      the Loan to Value Ratio at origination;

11)      the Mortgage Interest Rate as of the Cut-off Date;

12)      a code indicating Interest Only Loans (Y/N);

13)      the date on which the first payment is due;

14)      the original term of the Mortgage Loan;

15)      the stated maturity date;

16)      the amount of the monthly principal and interest Payment;

17)      the Annual Payment Cap expressed as a percentage (for Arms only);

18)      the next due date as of the Cut-off Date;

19)      the original principal amount of the Mortgage Loan;

20)      the Senior and Subordinate balances (if applicable);

21)      the closing date of the Mortgage Loan;

22) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal actually received on or before the Cut-off Date;

23) monthly payment histories on current and prior mortgages (12 months if available);

24)      the loan purpose code;

25)      the occupancy code;

26) the loan documentation type, (to be provided in conformance with Standard and Poor's documentation categories- Field 5 if the Mortgage Loans are non conforming);

27)      the debt to income ratio (cannot guarantee accuracy of data provided);

28) the Mortgagor's and Co-Mortgagor's (if applicable) social security numbers;

29)      the Mortgagor's original FICO score;

30)      the purchase price of the Mortgaged Property (if a purchase);

31) the Appraisal date (if available) and the Appraisal value of the Mortgaged Property;

32)      the Mortgagor's and Co-Mortgagor's (if applicable) race;

33)      the Mortgagor's and Co-Mortgagor's (if applicable) gender;

34) the Mortgagor's and Co-Mortgagor's (if applicable) date of birth (if available);

35)      the origination channel (wholesale, retail, or correspondent);

36)      number of units;

37)      as of date;

38)      amortization term;

39)      balloon flag;

40)      prepayment penalty flag;

41)      mortgage insurance provider, or code for LPMI;

42)      mortgage insurance coverage percentage;

43)      mortgage insurance cost;

44)      mortgage insurance certificate number;

45)      number of borrowers;

46)      the monthly servicing fee;

47)      The MIN number assigned to each Mortgage Loan, if applicable;

48) a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or AVM 9 (if available);

49) if the Appraisal Type in #75 is an AVM, then a description of the AVM type (if available);

50)      a code indicating whether the Borrower(s) is self-employed (yes or no);

51)      code indicating whether the loan is High Cost or Covered (HC, CV, HL);

52)      a section 32 flag; and

53)      the APR on the Mortgage Loan (cannot guarantee accuracy of data).

                                    EXHIBIT G

                  ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is an Assignment, Assumption and Recognition Agreement (the "Agreement") made this ______ day of __________, 2004, among (the "Assignor"), ________________ (the "Assignee") and CitiMortgage, Inc. ("Citicorp").

         In consideration of the mutual promises contained herein the parties hereto agree that the mortgage loans (the "Mortgage Loans") listed on Attachment 1 annexed hereto (the "Mortgage Loan Schedule") now serviced by Citicorp for Assignor and its successors and assigns pursuant to the Mortgage Loan Purchase and Servicing Agreement dated as of _____________, 2004, between Assignor and Citicorp (the "Purchase and Servicing Agreement") shall be subject to the terms of this Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase and Servicing Agreement.

                            ASSIGNMENT AND ASSUMPTION

         1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Mortgage Loans and, to the extent of the Mortgage Loans, all of its right, title and interest in, to and under the Purchase and Servicing Agreement.

                                   WARRANTIES

         2. Assignor warrants and represents to, and covenants with, the Assignee as of the date hereof that:

         (a) Attached hereto as Attachment 2 is a true and accurate copy of the Purchase and Servicing Agreement which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b) Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Purchase and Servicing Agreement to the extent of the Mortgage Loans free and clear from any and all claims and encumbrances whatsoever and upon the transfer of the Mortgage Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Mortgage Loan, as well as any and all of Assignee's interests, rights and obligations under the Purchase and Servicing Agreement to the extent of the Mortgage Loans, free and clear of all liens, claims and encumbrances;

         (c) There are no offsets, counterclaims or other defenses available to Citicorp with respect to the Mortgage Loans or the Purchase and Servicing Agreement;

         (d) Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, the Mortgage Loans;

         (e) Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

         (f) Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

         (g) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby.

         3. Assignee warrants and represents to, and covenants with, Assignor and Citicorp that as of the date hereof:

         (a) The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

         (b) Assignee has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this Agreement, or the consummation by it of the transactions contemplated hereby; and

         (d) Assignee agrees to be bound, as "Purchaser" (as such term is defined under the Purchase and Servicing Agreement), by all of the terms, covenants and conditions of the Purchase and Servicing Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of Assignor and Citicorp all of Assignor's obligations as Purchaser thereunder.

                             RECOGNITION OF ASSIGNEE

         4. From and after the date hereof, Citicorp shall recognize Assignee as owner of the Mortgage Loans and will service the Mortgage Loans in accordance with the Purchase and Servicing Agreement, as if Assignee and Citicorp had entered into a separate purchase and servicing agreement for the servicing of the Mortgage Loans in the form of the Purchase and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of Assignor, Citicorp and Assignee that this Agreement will constitute a separate and distinct servicing agreement, and the entire agreement, between Citicorp and Assignee to the extent of the Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

         5. The Mortgage Loans shall be serviced by Citicorp for Assignee in accordance with all applicable state, federal and local laws as well as in conformity with the provisions of the applicable Mortgages and Mortgage Notes, and pursuant to the terms and conditions of this Agreement.

                                  MISCELLANEOUS

         6. All demands, notices and communications related to the Mortgage Loans, the Purchase and Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

         (a) In the case of Seller,

             CitiMortgage, Inc.
             1000 Technology Drive, MS 74,
             O'Fallon, Missouri 63304
             Attention: Capital Markets

             with a copy to

             Investor Reporting Department, MS 314

         (b) In the case of Assignee

             ____________________________
             ____________________________
             ____________________________

             Attention:__________________

         (c) In the case of Assignor,

             ____________________________
             ____________________________
             ____________________________

             Attention:__________________

         7. This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         9. This Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Assignor, Assignee or Citicorp may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor, Assignee or Citicorp, respectively, hereunder.

         10. This Agreement shall survive the conveyance of the Mortgage Loans, the assignment of the Purchase and Servicing Agreement to the extent of the Mortgage Loans by the Assignor to the Assignee and the termination of the Purchase and Servicing Agreement.

         11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.




                                            ASSIGNOR

                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________




                                            ASSIGNEE

                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________




                                            CITIMORTGAGE, INC.

                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________

                                  ATTACHMENT 1

                             MORTGAGE LOAN SCHEDULE


                             [INTENTIONALLY OMITTED]

                                  ATTACHMENT 2

                 MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT



                             [INTENTIONALLY OMITTED]

                                    EXHIBIT H

                             MORTGAGE LOAN DOCUMENTS

1. The original Mortgage Note endorsed, "Pay to the order of_____, without recourse" and signed in the name of Seller by an authorized officer. In the event that the Mortgage Loan was acquired by Seller in a merger, the endorsement must be by "[Seller], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by Seller while doing business under another name, the endorsement must be by "[Seller], formerly known as [previous name]".

2. The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of either the closing attorney, an officer of the title insurer which issued the related title insurance policy or an officer of Seller, certifying that the copy is a true copy of the original of the Mortgage which has been delivered by such officer or attorney for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

3. The original Assignment of Mortgage from Seller, prepared in blank, which assignment shall be in form and substance acceptable for recording. In the event that the Mortgage Loan was acquired by Seller in a merger, the assignment must be by "[Seller], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by Seller while doing business under another name, the assignment must be by "[Seller], formerly known as [previous name]".

4. The original policy of title insurance, or, if the policy has not yet been issued a copy of the written commitment or interim binder issued by the title insurance company, dated and certified as of the date the Mortgage Loan was funded, with a statement by the title insurance company or closing attorney on such binder or commitment that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured.

5. Originals, or certified true copies from the appropriate recording office, of any intervening assignments of the Mortgage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment.

6. Originals or copies of all assumption and modification agreements, if any.

7.       Original power of attorney, if applicable.

8. The original of any guarantee executed in connection with the Mortgage Note, if applicable.

                                    EXHIBIT I


                                     FORM OF

                              OFFICER'S CERTIFICATE

         I, ____________, hereby certify that I am a duly elected _____ Vice President of CitiMortgage, Inc., a Delaware corporation (the "Seller"), and further certify, on behalf of the Seller as follows:

         1. Each person who, as an officer or attorney-in-fact of the Seller, signed the Mortgage Loan Purchase and Servicing Agreement (the "Purchase Agreement"), dated as of ____________, 2004, by and between the Seller and ________________________ (the "Purchaser") and any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

         2. All of the representations and warranties of the Seller contained in
         Section 6.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

         3. The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the Closing Date pursuant to the Purchase Agreement.

         All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:   ___________, 2004


         [Seal]


                                                CITIMORTGAGE, INC.

                                                By:_________________________
                                                Name:_______________________
                                                Title:______________________

         I, ____________, Assistant Secretary of the Seller, hereby certify that ___________ is a duly elected, qualified and acting _____ Vice President of the Seller and that the signature appearing above is his genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:   ___________, 2004


         [Seal]


                                                CITIMORTGAGE, INC.

                                                By:_________________________
                                                Name:_______________________
                                                Title:______________________

                                    EXHIBIT J

REPORTING METHOD - 80 BYTE FORMAT                 SCHEDULED/SCHEDULED PORTFOLIOS
(SIMILAR TO FNMA LASER FORMAT)

-----------------------------------------------------------------------------------------------------------
NM       DESCRIPTION                                  EXTENDED DESCRIPTION                          LENGTH
--       -----------                                  --------------------                          ------
F1       Activity Reporting Period                    Calc - Reporting Month mmccyy                 6

F2       Pool ID                                      8 spaces                                      8

F3       FNMA Loan Number                             Inv Acct #                                    10

F4       Servicer Loan Number                         Serv Acct #                                   12

F5       Current Mortgage Interest Rate               Note Rate                                     8V5

F6       Pass Thru Rate                               Inv Rate                                      8V5

F7       Guaranty Fee Rate                            Zero Fill (00.00000)                          8V5

F8       Excess Yield Rate                            Zero Fill (00.00000)                          8V5

F9       Servicing Fee Rate                           Schd S/F Rt                                   8V5

F10      Total Scheduled Payment                      Schd Pymt                                     15V2

F11      Principal Portion of Schd Pymt               Schd Prin-B                                   12V2

F12      Actual Principal Pymt Applied                TR-Prin Shr only                              12V2

F13      Last Paid Installment Date                   LPI Date                                      8

F14      Number of Days Delinquent                    Calc - Using F1 & F13
                                                      (30,60,90,120,150,180 ect.) Ex LPI Date
                                                      is 6/1/98 & Reporting Period is 7/30/98
                                                      loan would be coded as "30"                   3

F15      Payment Day                                  8 spaces                                      8

F16      Net Int Portion of Schd Pymt                 Int Remit                                     12V2

F17      Negative Amortization Amt                    Zero Fill (0000000.00)                        12V2

F18      Unscheduled Principal Amt                    Calc - Princ Remit - F11                      15V2

F19      Unscheduled Principal Date                   Date removed or TR Date for last Curt made    8

F20      Ending Schd Principal Bal                    End Sec Bal                                   15V2

F21      Ending Actual Principal Bal                  Prin Bal Shr                                  15V2

F22      Nature of Unschd Prin Code                   If Reason for Removal is Foreclosure
                                                      w/cash or w/ocash = 06. If Reason for
                                                      Removal is Short Payoff = 43. If Reason
                                                      for Removal is Payoff = 03. If Reason for
                                                      Removal is Service Release = 04. If there
                                                      is not a liquidation in the field and field
                                                      F19 has a date then the code would be 02.     2

-----------------------------------------------------------------------------------------------------------
NM       DESCRIPTION                                  EXTENDED DESCRIPTION                          LENGTH
--       -----------                                  --------------------                          ------
F23      Other Income Amount                          Zero Fill (0000000.00)                        12V2

F24      Other Income Flag                            Zero Fill (00)                                2

F25      Yield Maintenance                            Zero Fill (00.00000)                          8V5

F26      Note Rate Conversion Statue                  Zero Fill (0)                                 1

F27      Loan Modification Date                       8 spaces                                      8

F28      Revised Maturity Date at Ext                 8 spaces                                      8

F29      Delinquency Status Code                      F/C = 01, BK = 02 & REO = 03                  2

F30      Foreclosure Sale Date                                                                      8

F31      Appraised Value                                                                            15V2

FL32     Amt of Realized Loss                         Total Loss                                    12V2

FL33     Realized Loss Due                            Zero Fill (0000000.00)                        12V2

FL34     Realized Loss Due                            Zero Fill (0000000.00)                        12V2

FL35     Realized Loss Due                            Zero Fill (0000000.00)                        12V2

FL36     Realized Loss Due                            Zero Fill (0000000.00)                        12V2

FL37     Realized Loss Due                            Zero Fill (0000000.00)                        12V2

FL38     Servicer Recomp                              Zero Fill (0000000.00)                        12V2

FL39     Servicer Recomp                              Zero Fill (0000000.00)                        12V2

FL40     Servicer Recomp                              Zero Fill (0000000.00)                        12V2

FL41     Non Capitalized Deferred Int                 Zero Fill (0000000.00)                        12V2

FL42     Extraordinary Trust Fund                     Zero Fill (0000000.00)                        12V2

FL43     Int Paid on Delinq Servicing                 Zero Fill (0000000.00)                        12V2

FR44     Liquidation Proceeds                         Window will appear if any loans with
                                                      FL32 is > 0.00 & F22 = 03. Update
                                                      Transmission from net proceeds from
                                                      Cliffs Report.                                12V2

FR45     Net Ins Proceeds                             Zero Fill (0000000.00)                        12V2

FR46     Liquidation Expenses                         Zero Fill (0000000.00)                        12V2

FT47     Net Revenues on REO                          Zero Fill (0000000.00)                        12V2

FT48     Tax Expenses on REO                          Zero Fill (0000000.00)                        12V2

FT49     Repair Expenses on REO                       Zero Fill (0000000.00)                        12V2

FT50     Selling Expenses on REO                      Zero Fill (0000000.00)                        12V2

FT51     Other Non-capitalized Expenses on REO        Zero Fill (0000000.00)                        12V2

FT52     Other Capitalized Expenses on REO            Zero Fill (0000000.00)                        12V2

                                   EXHIBIT K


                  WHOLE LOAN/PASS-THROUGH TRANSFER INFORMATION

Purchaser shall provide to Seller the following information with respect to each Mortgage Loan that is to be included in a Whole Loan, Agency Transfer or Pass-Through Transfer:

CMI Loan Number
Investor Loan Number
Mortgagors Last Name
P&I Payment
Pass thru Rate
Servicing Fee
Ending Scheduled Balance
Unpaid Principal Balance
Paid to Date
Investor Number
Block

                                    EXHIBIT L

                            ASSIGNMENT AND CONVEYANCE

                  On this [__] day of [___], 200[_], CitiMortgage, Inc., as the Seller, under that certain Flow Mortgage Loan Purchaser and Servicing Agreement, dated as of May 1, 2004 (the "Agreement") does hereby sell, transfer, assign, set over and convey to Lehman Brothers Bank, FSB, as Purchaser under the Agreement all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit 1, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 5 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser.

                  The Seller confirms to the Purchaser that the representations and warranties set forth in Section 6.01 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit 1, and the representations and warranties in Section 6.02 of the Agreement with respect to the Seller are true and correct as of the date hereof.

                  The Mortgage Loans listed on the Mortgage Loan Schedule attached hereto have the pool characteristics as set forth on Exhibit 2 attached hereto.

                  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.


                                        CITIMORTGAGE, INC.

                                           (Seller)



                                        By:___________________________
                                           Name:______________________
                                           Title:_____________________


                                        LEHMAN BROTHERS BANK, FSB

                                           (Purchaser)



                                        By:___________________________
                                           Name:______________________
                                           Title:_____________________

                                    EXHIBIT M


CitiMortgage, Inc.
1000 Technology Drive
Mail Station 313
O'Fallon, MO 63304-2240                                         March____, 2005



                                CITIMORTGAGE, INC
                                 SARBANES-OXLEY
                                  CERTIFICATION




1. I have reviewed the information required to be delivered to the Owner and the Master Servicer pursuant to the Agreement (the "Servicing Information").

2. Based on my knowledge, the Servicing Information has been provided to the Master Servicer when and as required under the Agreement.

3. Based on my knowledge, the Servicing Information does not contain any material untrue information or omit to state information necessary to make the Servicing Information, in light of the circumstances under which such information was provided, not misleading as of the date of this certification;

4. I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based upon my knowledge and the review required under the Agreement, and except as disclosed in writing to you on or prior to the date of this certification either in the accountants' report required under the Agreement or in disclosure a copy of which is attached hereto, the Servicer has, as of the date of this certification, fulfilled its obligations under the Agreement.


                                                CitiMortgage, Inc.


                                                __________________________

                                                Keith B. McDonald
                                                Senior Vice President

                                    EXHIBIT N

                            REO ACCOUNT CERTIFICATION


                                               (date)



         Citibank (West), FSB hereby certifies that it has established the non-interest bearing account described below as an REO Account pursuant to
Section 10.17 of Mortgage Loan Purchase and Servicing Agreement, dated as of ___________ 1, 2004, Fixed Rate Mortgage Loans.



Title of Account:            "CitiMortgage, Inc. in trust for Purchaser - Fixed
                             Rate Mortgage Loans, as tenants in common"


Account Number:              __________________________


Address of office or
branch of Citibank
(West), FSB
at which Account is
maintained:                  __________________________

                             __________________________


                                            Citibank (West), FSB



                                            By__________________________

                                    EXHIBIT O

                          REO ACCOUNT LETTER AGREEMENT


                                     (date)



To: _____________________________________
    _____________________________________
    _____________________________________
    (the "Depository")

         As "Seller" under Mortgage Loan Purchase and Servicing Agreement, dated as of ___________ 1, 2004, Fixed Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish a non-interest bearing account, as an REO Account pursuant to Section 10.17 of the Agreement, to be designated as "[Seller], in trust for Purchaser - Fixed Rate Mortgage Loans, as tenants in common." All deposits in the account shall be subject to withdrawal therefrom by order signed by Seller. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                             CitiMortgage, Inc.



                                             By_________________________

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number ___________________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                             ___________________________
                                             (name of Depository)



                                             By_________________________